[Letterhead of Standard & Poor's]



May 27, 1998




Mr. Jay Marx
DiTech Funding Corp.
1920 Main Street, Room 400
Irvine, CA  92614



RE:  DiTech Home Loan Owner Trust 1997-1 Asset-Backed Notes,
     Series 1997-1

Dear Mr. Marx:

     We have concluded that the removal of Midwest Mortgage Servicing, L.L.C. as sub-servicer for the above referenced residential mortgage transaction will not adversely affect the current ratings. It is our understanding the DiTech Funding Corp. will maintain its obligation as servicer.

     Standard and Poor's affirmation of the ratings referred to in this letter only addresses the effect of the proposed change on the last rating assigned by Standard and Poor's to the securities. Rating affirmation does not address the effect of such change on the rights or interest of the holders of the securities under the documents or whether such change is permitted by the terms of the documents.

     We are pleased to have had the opportunity to be of service to you. If we can be of further help, please do not hesitate to call upon us.

Very truly yours,


/s/ Peter D'Erchia
Peter D'Erchia
Managing Director
Structured Finance